UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 26, 2014

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Acquisition of New Berlin, Wisconsin Franchise

On November 26, 2014, we entered into a Member Interest Purchase Agreement (the “Purchase Agreement”) with Texas Roadhouse Holdings LLC (“Holdings”), Roadhouse of New Berlin, LLC (“Franchisee”), Roadhouse of New Berlin Holdings, Inc. (“New Berlin Holdings”), Gerard J. Hart (“Hart”), Jim Broyles (“Broyles”), Zitro Partners, LTD. (“Zitro”) and Steven Ortiz (“Ortiz”), pursuant to which, on behalf of Holdings (our wholly owned subsidiary), we issued an aggregate 42,841 shares (the “Shares”) of our common stock, par value $0.001 per share, in exchange for all of the ownership interests in Franchisee not previously owned by Holdings.  Franchisee was owned by Holdings (5% ownership interest), New Berlin Holdings (65% ownership interest) and Zitro (30% ownership interest).

Under the Franchise Agreement with Franchisee, Holdings had the option to require New Berlin Holdings and Zitro to convey their membership interests in Franchisee to Holdings.  The Purchase Agreement confirmed Holding’s exercise of this option and governed the purchase by Holdings of the interests in Franchisee, and the issuance by us of the Shares. Hart, Broyles and three other individuals, including our President, Scott M. Colosi (“Colosi”), own all of the issued and outstanding shares of New Berlin Holdings.  Ortiz, our Chief Operating Officer, is the majority owner of Zitro.  Hart previously served as our President and Chief Executive Officer.

Pursuant to the Purchase Agreement, on November 26, 2014, we issued (i) 27,847 Shares to the shareholders of New Berlin Holdings in the following amounts: 12,852 to Hart, 857 to Colosi, and 14,138 to the remaining shareholders of New Berlin Holdings, and (ii) 12,852 Shares to Zitro.  Subject to the terms and conditions of the Purchase Agreement, for a period of six (6) months after November 26, 2014, we have the right to redeem up to ten percent (10%) of the Shares to reimburse us for amounts due from Franchisee under the Franchise Agreement.

We have licensed or franchised restaurants to companies owned in part by certain of our executive officers.  Disclosure regarding such licenses and franchises is included on Exhibits to our Annual Report on Form 10-K.

The description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement itself, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Item 3.02.             Unregistered Sales of Equity Securities.

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference. The Company has relied upon the exemption from registration for private placements of securities set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

10.1                        Member Interest Purchase Agreement dated as of November 26, 2014 by and among Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Roadhouse of New Berlin, LLC, Roadhouse of New Berlin Holdings, Inc., Gerard J. Hart, Jim Broyles, Zitro Partners, LTD. and Steven Ortiz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: November 26, 2014	By:	/s/ G. Price Cooper, IV
G. Price Cooper, IV
Chief Financial Officer

INDEX TO EXHIBITS

10.1                        Member Interest Purchase Agreement dated as of November 26, 2014 by and among Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Roadhouse of New Berlin, LLC, Roadhouse of New Berlin Holdings, Inc., Gerard J. Hart, Jim Broyles, Zitro Partners, LTD. and Steven Ortiz.